UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 8, 2012

Date of Report: (Date of earliest event reported)

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

Arthur J. Gallagher & Co. (“Gallagher”) held its Annual Meeting of Stockholders on May 8, 2012 (the “Annual Meeting”). At the Annual Meeting, three items were submitted to Gallagher’s stockholders. The items are described in more detail in Gallagher’s definitive proxy statement filed with the Securities and Exchange Commission on March 23, 2012. The final voting results were as set forth below.

Item 1: Election of nine directors to serve for one-year terms until Gallagher’s 2013 Annual Meeting of Stockholders:

Directors	For	Against	Abstain	Broker Non-Votes
William L. Bax	95,698,606	514,726	262,924	11,020,292
Frank E. English, Jr.	95,701,854	514,077	260,325	11,020,292
J. Patrick Gallagher, Jr.	95,183,266	1,255,802	37,188	11,020,292
Ilene S. Gordon	92,220,465	3,994,164	261,627	11,020,292
Elbert O. Hand	92,304,877	3,908,854	262,525	11,020,292
David S. Johnson	87,418,983	8,797,148	260,125	11,020,292
Kay W. McCurdy	92,328,068	3,887,732	260,456	11,020,292
Norman L. Rosenthal, Ph.D.	95,737,337	478,495	260,424	11,020,292
James R. Wimmer	95,473,599	647,188	355,469	11,020,292

	For	Against	Abstain	Broker Non-Votes
Item 2: Ratification of Appointment of the Independent Auditor	105,768,441	1,606,086	122,021	0
Item 3: Advisory Vote on the Compensation of Gallagher’s Named Executive Officers	86,771,140	7,261,240	2,443,876	11,020,292

Item 7.01.    Regulation FD Disclosure.

The slides containing information presented at the Annual Meeting are furnished as Exhibit 99 to this report. This exhibit may also be accessed at Gallagher’s website (www.ajg.com).

Item 9.01.    Financial Statements and Exhibits.

99	Slides presented at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: May 8, 2011	/s/ Walter D. Bay
Walter D. Bay Vice President, General Counsel and Secretary